KRYS BOYLE FREEDMAN & SAWYER, P.C.
                         ATTORNEYS AT LAW
              Dominion Plaza, Suite 2700 South Tower
                      600 Seventeenth Street
                      Denver, Colorado 80202
Telephone                                                            Facsimile
(303) 893-2300                                                  (303) 893-2882
                               September 29, 1997

Saint Andrews Golf Corporation
5325 South Valley View Boulevard, Suite 4
Las Vegas, Nevada 89118

Gentlemen:

         We have acted as counsel to Saint Andrews Golf Corporation, a Nevada corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a post effective amendment to a Registration Statement on Form SB-2 (the "Registration Statement"), pursuant to which the Company has registered under the Securities Act of 1933, as amended, a total of 650,000 Shares of Common Stock (the "Shares"), 100,000 Representative's Class A Warrants and 100,000 Representative's Warrants to purchase Common Stock. This opinion is being rendered in connection with the filing of the post effective amendment to the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

         In connection with this opinion, we have examined the Company's Articles of Incorporation and Bylaws, both as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company's officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

         Based upon the foregoing and in reliance thereon, it is our opinion that the 500,000 shares issuable upon exercise of the outstanding Class A Warrants, the 50,000 Shares issuable upon the exercise of the Representative's Class A Warrants and the 100,000 Shares issuable upon the exercise of the Representative's Warrants to purchase Common Stock will, upon the purchase, receipt of full payment, issuance and delivery in accordance with the terms of the offering described in the Registration Statement, be duly and validly authorized, legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We hereby further consent to the reference to us under the caption "Legal Matters" in the prospectus included in the Registation Statement.

                                    Very truly yours,

                                    KRYS BOYLE FREEDMAN & SAWYER, P.C.

                                    By:  /s/ Jon D. Sawyer
                                             Jon D. Sawyer